     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1998
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                           GOLDEN STATE BANCORP INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

                  DELAWARE                                       95-4642135
        (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
              OF INCORPORATION)                             IDENTIFICATION NO.)

      414 NORTH CENTRAL AVENUE, GLENDALE CALIFORNIA 91203; (818) 500-2000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                RICHARD A. FINK
                                 VICE CHAIRMAN
                           GOLDEN STATE BANCORP INC.
                           414 NORTH CENTRAL AVENUE
                          GLENDALE, CALIFORNIA 91203
                                (818) 500-2000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:
                               JAMES R. WALTHER
                             MAYER, BROWN & PLATT
                            350 SOUTH GRAND AVENUE
                      LOS ANGELES, CALIFORNIA 90071-1503
                                (213) 229-9597

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon exercisability of the Litigation Tracking Warrants described herein.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                                                     PROPOSED       PROPOSED
                                       AMOUNT        MAXIMUM        MAXIMUM       AMOUNT OF
         TITLE OF SHARES               TO BE      OFFERING PRICE   AGGREGATE     REGISTRATION
        TO BE REGISTERED           REGISTERED(1)     PER UNIT    OFFERING PRICE      FEE
---------------------------------------------------------------------------------------------
Common Stock, $1.00 par value...     14,636,000       $1.00       $14,636,000       $4,317
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

(1) The number of shares of Common Stock, par value $1.00 per share ("Golden State Common Stock"), of the Registrant to be registered hereby is based upon the number of shares of Golden State Common Stock reserved for issuance by the Registrant upon the exercise of the Litigation Tracking Warrants described herein, which in turn is based upon an estimate of the "Adjusted Litigation Recovery" described herein.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THESE + +SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE + +TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT + +CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL +
+THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER,       +
+SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION +
+UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                                  +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED MARCH 4, 1998

PROSPECTUS

                               14,636,000 SHARES

                           GOLDEN STATE BANCORP INC.

                                  COMMON STOCK

  This Prospectus relates to shares of the common stock, par value $1.00 per share ("Common Stock"), of Golden State Bancorp Inc. (the "Company") that may be issued from time to time upon exercise of the Litigation Tracking
Warrants(TM) described herein (the "LTWs"). On            , 1998, the Company
distributed (the "Distribution") one LTW for each share of Common Stock
outstanding on            , 1998 (the "Distribution Record Date"). At the time
of the Distribution, the Company also reserved additional LTWs for future issuance to holders of outstanding Convertible Securities (as defined herein) of the Company.

  The LTWs distributed to the holders of Common Stock will, if the Triggering Event described herein occurs, entitle the holders thereof (the "LTW Holders") to purchase shares of Common Stock having, in the aggregate, an Adjusted Market Value (as defined herein) equal to the Adjusted Litigation Recovery (as defined herein), if any. Each LTW will be exercisable for the number of shares of Common Stock having an Adjusted Market Value equal to the Adjusted Litigation Recovery divided by the number of LTWs issued or reserved for issuance as of the Distribution Record Date (approximately 85,700,000) at an exercise price per LTW equal to the number of shares of Common Stock for which the LTW is then exercisable multiplied by $1.00 (the "Exercise Price"). The Adjusted Litigation Recovery represents a portion of the proceeds that may be received by the Company from the United States Government (the "Government") as a result of the civil action (the "Litigation") filed by the Company's subsidiary, Glendale Federal Bank, Federal Savings Bank (the "Bank" or "Glendale Federal"), against the Government in 1990 in the United States Court of Federal Claims (the "Claims Court"). In the Litigation, the Claims Court has determined that the Government has breached its contract with the Bank, as a result of certain changes, mandated by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and certain regulations promulgated thereunder (collectively, "FIRREA"), with respect to the rules of computing the Bank's regulatory capital and such determination has been upheld on appeal. A trial is presently underway in the Claims Court to determine the amount of damages, if any, due to Glendale Federal as a result of the Government's breach of contract.

  The Common Stock is listed on the New York Stock Exchange and the Pacific Exchange under the trading symbol "GSB".

  This Prospectus does not cover any resales of Common Stock received upon exercise of the LTWs. No person is authorized to make any use of this Prospectus in connection with any such resale or in connection with any other transaction or the offer or sale of any other securities.
                                  -----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                                  -----------

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR
               OTHER OBLIGATIONS OF ANY SAVINGS BANK OR NON-BANK
    SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OR THE BANK INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE
                  CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
                                  -----------

                 The date of this Prospectus is March   , 1998

                             AVAILABLE INFORMATION

  The Company and Glendale Federal are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "SEC") and the Office of Thrift Supervision (the "OTS"), respectively. Such reports and other information filed by the Company may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Thirteen Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains a site accessible to the public by computer on the World Wide Web, at http://www.sec.gov, which contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. Such reports and other information filed by the Bank may be inspected and copied at the public reference facilities maintained by the OTS at 1700 G Street, N.W., Washington, D.C. 20552, or at the OTS Western Region Office, One Montgomery Street, San Francisco, California 94120.

  The Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Pacific Exchange, Inc. (the "Pacific Exchange"). Reports and other information concerning the Company may also be inspected at the NYSE located at 11 Wall Street, New York, New York 10006 and at the Pacific Exchange located at 301 Pine Street, San Francisco, California 94104.

  The Company has filed a Registration Statement with the SEC on Form S-3 (including the exhibits and any amendments thereto, the "Registration Statement") covering the shares of Common Stock issuable upon exercise of the LTWs referred to herein. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this Prospectus as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected and copied at prescribed rates at the above described offices of the SEC, or obtained by mail as described above or through the SEC World Wide Web site described above. In addition, the Company will promptly provide copies of these documents without charge upon receipt of a written or oral request made to the Company at 700 North Brand Boulevard, Glendale, California 91203, Attention: Corporate Relations, telephone (818) 500-2723, facsimile (818) 409-3296.
                           -------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR GLENDALE FEDERAL. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR GLENDALE FEDERAL SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously filed (except as otherwise indicated below) with the OTS under OTS Docket No. 3088 by Glendale Federal of which the Company became the parent holding company in connection with a reorganization consummated on July 24, 1997 (the "Reorganization"), are hereby incorporated by reference in this Prospectus: (i) the Annual Report on Form 10-K for the year ended June 30, 1997; (ii) the Quarterly Reports on Form 10-Q of the Company for the quarterly periods ended September 30, 1997, and December 31, 1997; (iii) the Proxy Statement on Schedule 14A, dated June 24, 1997, sent to Glendale Federal stockholders in connection with the special meeting thereof held on July 23, 1997; (iv) the Proxy Statement on Schedule 14A (the "LTW
Proxy"), dated March   , 1998, sent to the holders of the Common Stock in
connection with the special meeting thereof to be held April 8, 1998; (v) the description of the Common Stock contained in the Registration Statement on Form S-3, File No. 333-28037, of the Company filed with the SEC on May 29, 1997, including any amendment or report filed for the purpose of updating such description; and (vi) the Company's Current Reports on Form 8-K filed with the SEC dated July 24, 1997, August 17, 1997, September 26, 1997, October 28, 1997 (as amended by Amendment No. 1 thereto, filed with the SEC on February 3, 1998), November 30, 1997 and February 4, 1998 (the "CalFed Merger 8-K").

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the effectiveness of the Registration Statement shall be deemed to be incorporated herein by this reference and to be a part hereof from the respective dates of filing thereof. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other such subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request made to the Company by mail at 700 North Brand Boulevard, Glendale, California 91203, Attention: Corporate Relations, by telephone at (818) 500-2723 or by facsimile at (818) 409-3296. In addition, the documents incorporated herein by reference that are filed by Glendale Federal may be inspected without charge at the public reference facilities of the OTS referred to under "Available Information" above and copies of such documents may be obtained from the OTS at prescribed rates. The documents incorporated herein by reference that are filed by the Company may be inspected and copied or obtained by mail from the public reference facilities and the World Wide Web site maintained by the SEC referred to under "Available Information" above.

                          FORWARD-LOOKING STATEMENTS

  This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this Prospectus, the words "intend," "estimate" and "expect" and similar expressions are intended to identify forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although management believes, based on the information currently available to it, that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Important factors that could cause actual matters to differ materially from management's expectations ("Cautionary Statements") are disclosed in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such Cautionary Statements.

                                  THE COMPANY

  Golden State Bancorp Inc. (the "Company") was incorporated under Delaware law on June 9, 1997 by Glendale Federal Bank, Federal Savings Bank ("Glendale Federal") for the purpose of becoming the holding company for Glendale Federal. The Company conducted no business, and had no significant assets or liabilities, prior to the completion of the holding company formation transaction in July 1997. At December 31, 1997, Golden State had total consolidated assets of $16.0 billion, deposits of $9.5 billion and stockholders' equity of $1.1 billion. The principal executive offices of the Company are located at 414 North Central Avenue, Glendale, California 91203 and the telephone number of such offices is (818) 500-2000.

  Glendale Federal is a federally chartered savings bank and is one of the largest savings institutions in the United States. Glendale Federal's business consists primarily of attracting deposits from the general public and using such deposits, together with the proceeds of borrowings and its stockholders' equity, to originate and purchase loans, including residential real estate loans as well as business and consumer banking loans and other products. As of December 31, 1997, Glendale Federal operated 181 banking offices and 26 loan offices located throughout the State of California.

                              RECENT DEVELOPMENTS

CALIFORNIA FEDERAL MERGER

  On February 5, 1998, the Company and First Nationwide (Parent) Holdings Inc. ("First Nationwide"), the principal holding company for California Federal Bank FSB, announced that they had entered into an agreement to merge in a tax-free exchange of shares (the "Cal Fed Merger"). After giving effect to the Cal Fed Merger, the resulting company, which will be named California Federal Bank FSB at the operating level and Golden State Bancorp Inc. at the holding company level, will be California's largest statewide community bank and fifth-largest depository institution, with a 6.4% statewide deposit market share, as well as a leading in-state provider of consumer, business and mortgage banking services. In addition, the combined entity will be the third-largest thrift institution in the country, with assets in excess of $51 billion and deposits of $28 billion.

  The transaction will take the form of a merger of First Nationwide into the Company, with the Company being the surviving entity (the "Combined Entity"). The Company's stockholders will own 55% to 58% of the Combined Entity. The terms and conditions of the Cal Fed Merger call for the Company's stockholders to own 58% of the Combined Entity if the adjusted volume-weighted average trading price (the "Adjusted Average Price") of the Common Stock during a period preceding the close of the Cal Fed Merger, but after the Distribution (the "Pricing Period"), is $32 per share or less, and to own 55% of the Combined Entity if the Adjusted Average Price is $33 per share or more. For purposes of determining the Adjusted Average Price, the average trading price of the Common Stock over the Pricing Period will be adjusted downward by the implied market value per share of Common Stock of the Company's retained interest in the Litigation, as determined by the volume-weighted average trading price of the LTWs during the Pricing Period. The remainder of the Combined Entity will be owned by affiliates of the two principal shareholders of First Nationwide, who will own between 42% and 45% of the Combined Entity, before giving effect to provisions in the merger agreement for the contingent issuance of additional shares that could substantially increase such ownership percentage. In addition, the merger agreement provides that two-thirds of the directors of the Combined Entity will be designated by such affiliates.

  Because the Company will survive the Cal Fed Merger, LTWs outstanding immediately prior to the Cal Fed Merger will remain outstanding and will continue to be exercisable into shares of Common Stock should the Triggering Event described herein occur after the Cal Fed Merger.

  The Cal Fed Merger requires regulatory approval and the approval of the stockholders of the Company. A proxy statement with respect to the approval of the Cal Federal Merger by the Company's stockholders is expected to be mailed to the holders of the Company's Common Stock during the June 1998 quarter. The consummation of the Cal Fed Merger is also subject to other closing conditions. The Cal Fed Merger is expected to be completed late in the September 1998 quarter.

ACQUISITION OF CENFED

  Golden State acquired CENFED Financial Corporation ("CENFED") on
              , 1998 pursuant to an Agreement and Plan of Merger entered into between Golden State and CENFED as of August 17, 1997 (the "CENFED Merger"). CENFED was the holding company for CenFed Bank, a federally chartered savings bank that had 18 branches in Pasadena and in other locations in Los Angeles, Orange, Riverside and San Bernardino Counties in southern California. CenFed Bank was merged into Glendale Federal. The acquisition of CENFED was accounted for as a purchase. At December 31, 1997, CENFED had total assets of $2.2 billion, deposits of $1.6 billion and stockholders' equity of $136 million.

REDFED MERGER

  On November 30, 1997, Golden State entered into an Agreement and Plan of Merger (the "RedFed Merger Agreement") providing for the acquisition of RedFed Bancorp Inc. ("RedFed") through the merger of RedFed with and into a wholly-owned subsidiary of Golden State (the "RedFed Merger"). Concurrently with or shortly after completion of the RedFed Merger, RedFed's wholly-owned banking subsidiary, Redlands Federal Bank, will be merged into Glendale Federal. Golden State Common Stock will be issued to the stockholders of RedFed in the RedFed Merger in exchange for their shares of RedFed Common Stock at an exchange ratio to be derived by dividing $20.75 by the average daily closing price of Golden State Common Stock, as reported on the New York Stock Exchange Composite Tape, for the ten trading days on which Golden State Common Stock is traded immediately preceding the date that is two business days prior to the effective date of the RedFed Merger. Cash will be paid in lieu of the issuance of fractional shares. RedFed operates 14 banking offices in Southern California's Riverside and San Bernardino Counties. At December 31, 1997, RedFed had total assets of $1.0 billion, deposits of $845 million and stockholders' equity of $84 million. The transaction, which is subject to regulatory approval, approval by the RedFed stockholders and satisfaction or waiver of other conditions, will be accounted for as a purchase business combination under generally accepted accounting principles. RedFed stockholders will not be entitled to receive LTWs in respect of the Golden State Common Stock they receive in the RedFed Merger.

                                USE OF PROCEEDS

  The net proceeds received by the Company from sales of Common Stock to holders of the LTWs upon exercise thereof will be used by the Company for its general corporate purposes.

                   MARKET FOR THE COMMON STOCK AND THE LTWS

  The Common Stock is listed on the NYSE and the Pacific Exchange under the trading symbol of "GSB". The LTWs are listed on [identify securities exchange
or an automated quotation system] under the trading symbol of "[    ]".

                             DISTRIBUTION OF LTWS

  The Company has distributed one LTW for each share of Common Stock outstanding on the Distribution Record Date. Prior to the Distribution, the Company took appropriate steps to provide that (i) upon exercise or conversion, prior to the occurrence of the Triggering Event for the LTWs, of the Company's Preferred Stock, its common stock purchase warrants (the "Five-Year Warrants") issued under the Warrant Agreement, dated

February 23, 1993, by and between the Company and ChaseMellon Shareholder Services L.L.C. (as successor to Chemical Trust Company of California), as Warrant Agent, its common stock purchase warrants (the "Seven-Year Warrants") issued under the Warrant Agreement, dated August 15, 1993, by and between the Company and ChaseMellon Shareholder Services L.L.C. (as successor to Chemical Trust Company of California), as Warrant Agent, and its stock options issued by the Company (the "Stock Options", and together with the Preferred Stock, the Five-Year Warrants and the Seven-Year Warrants, the "Convertible Securities") the holders of such Convertible Securities would receive the shares of Common Stock underlying the Convertible Securities, plus a number of LTWs equal to the number of LTWs such holders would have received had such holders exercised or converted such Convertible Securities immediately prior to the Distribution Record Date and received LTWs in the Distribution and (ii) upon the exercise or conversion of Convertible Securities on or after the Triggering Event, the holders of such Convertible Securities would receive the number of shares of Common Stock equal to the number of shares of Common Stock such holders would have received had such holders (a) exercised or converted such Convertible Securities into LTWs and the shares of Common Stock underlying the Convertible Securities immediately prior to the Triggering Event and then (b) exercised such LTWs for the additional shares of Common Stock underlying such LTWs immediately after the Triggering Event. In addition, upon the occurrence of the Triggering Event, the conversion or exercise price of the Convertible Securities would increase by an amount equal to the aggregate Exercise Price of the number of LTWs underlying the Convertible Securities immediately prior to the Triggering Event. As a consequence of the anti-dilution provision described in clause (ii) above, the Convertible Securities holders would not be required to exercise or convert their Convertible Securities during the period that the LTWs are exercisable in order to obtain the benefit of the LTWs underlying their Convertible Securities.

  Based on the number of shares of Common Stock, Preferred Stock, Five-Year Warrants, Seven-Year Warrants, and Stock Options outstanding on the Distribution Record Date (taking into account the Common Stock and Stock Options issued in connection with the CENFED Merger), the number of LTWs that have been issued or reserved for issuance in respect of the Company's security holders on a fully distributed basis is approximately 85,700,000. Of this total, the holders of the Company's Common Stock have received approximately 58,200,000 LTWs and the number of LTWs reserved for issuance to holders of the Company's Preferred Stock, Five-Year Warrants, Seven-Year Warrants and Stock Options is approximately 11,100,000, 1,500, 10,800,000, and 5,500,000, respectively.

                                THE LITIGATION

  The "Litigation" referred to herein is the case against the Government in the Claims Court captioned Glendale Federal Bank, F.S.B. v. United States, No. 90-772C, filed on August 15, 1990, in which the Bank contends that the Government is in breach of its contract with the Bank regarding the calculation of regulatory capital and, separately, that the Government unlawfully took the Bank's property without just compensation or due process in violation of the U.S. Constitution. The Bank's claims arose from changes, mandated by FIRREA, with respect to the rules for computing the Bank's regulatory capital.

  In July 1992, the Claims Court found in favor of the Bank's breach of contract claim, ruling that the Government had breached its express contractual commitment to permit the Bank to include supervisory goodwill in its regulatory capital and that the Bank is entitled to seek financial compensation. On appeal, the U.S. Supreme Court (the "Supreme Court"), by a vote of 7 to 2, ruled that the Government had breached its contract with the Bank and remanded the case to the Claims Court for a determination of damages.

  The trial to determine damages commenced on February 24, 1997 and a decision is anticipated during the June or September 1998 quarter. The Bank has presented evidence on three alternative damages theories in amounts ranging from $900 million to $1.9 billion. The Government denies that the Bank has suffered any compensable damages.

  Following the Claims Court's entry of judgment, the unsuccessful party in the case, or both parties, may appeal some or all of the decision to the U.S. Court of Appeals for the Federal Circuit (the "Federal Circuit"). Following receipt of the decision of the Federal Circuit, the unsuccessful party may petition for a rehearing en banc by such Court of Appeals. If such a request for rehearing is denied, the proceedings in the Federal Circuit are expected to take approximately one year from the date of the Claims Court's decision on damages, and could take longer. Appeal from the final decision of the Federal Circuit would be to the Supreme Court, although the Supreme Court could determine in its sole discretion not to hear the case.

  There can be no assurance as to the amount or the timing of receipt of any damage award should such an award be obtained.

  Further information concerning the Litigation is contained in the documents filed with the SEC that are incorporated herein by reference and the Company anticipates that additional such information will, to the extent feasible, be included in future filings with the SEC that will also be incorporated by reference herein. The Company's ability to disclose details of the Litigation on a regular basis may be limited, however, by the inherent nature and rules of judicial proceedings, including, among other things, proceedings and filings that are sealed by the court, matters involving attorney-client privilege and proceedings that are conducted on a confidential basis by agreement of the parties, such as settlement negotiations.

                              DESCRIPTION OF LTWS

GENERAL

  The LTWs are issued pursuant to a warrant agreement (the "Warrant Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as warrant agent (the "Warrant Agent"). The following summary of certain provisions of the Warrant Agreement and the LTWs does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement and the LTWs, including the definitions therein of certain terms.

  The LTWs, in the aggregate, will, upon exercise, entitle the LTW Holders to purchase shares of Common Stock (the "Warrant Shares") with an Adjusted Market Value (as defined herein) equal to the Adjusted Litigation Recovery, if any. Each LTW will be exercisable for the number of shares of Common Stock having an Adjusted Market Value equal to the Adjusted Litigation Recovery divided by the number of LTWs issued or reserved for issuance as of the Distribution Record Date, currently estimated to be approximately 85,700,000, at an exercise price per LTW equal to the number of whole shares of Common Stock into which the LTW is then exercisable times $1.00 (the "Exercise Price"). Unless exercised, the LTWs will automatically expire on the date, which is not subject to extension by the Company, that is the earlier of (a) 60 days after the date on which the Exercise Notice is first sent to LTW Holders or (b) the giving of notice by the Company to the Warrant Agent that the Litigation has been disposed of in a manner such that no shares of Common Stock will be issuable under the terms of the LTWs (the "Expiration Date").

  To determine the number of Warrant Shares for which an LTW would be exercisable and the value of such LTW, an LTW holder can apply the following formula:

  ALR   = Adjusted Litigation Recovery
  AMV   = the Adjusted Market Value of a share of Common Stock
  ALTWs = the number of LTWs issued or reserved for issuance on the
          Distribution Record Date
  WS    = the number of Warrant Shares

  Number of Warrant Shares per LTW =  ALR  x    1
                                     -----   --------
                                      AMV      ALTWs

  The value of one LTW = (WS x (AMV + $1.00)) - (WS x $1.00)

  For example, if the Adjusted Market Value of the Common Stock on the occurrence of the Triggering Event were $30.00, the number of LTWs issued or reserved for issuance on the Distribution Record Date were

85,700,000 and the Adjusted Litigation Recovery were $250 million, then the number of Warrant Shares issuable upon exercise of each LTW would be 0.0972 and the value per LTW would be $2.9171. If, in the same example, the Adjusted Litigation Recover were $500 million, then the number of Warrant Shares issuable upon exercise of each LTW would be 0.1945 and the value per LTW would be $5.8343, and if the Adjusted Litigation Recovery were $1.0 billion, then the number of Warrant Shares issuable upon exercise of each LTW would be
0.3890 and the value per LTW would $11.6685. However, if the Adjusted Litigation Recovery were zero, the LTWs would be worthless.

  The holders of the LTWs have no right to vote on matters submitted to the stockholders of the Company and have no right to receive dividends or other distributions on the Common Stock prior to the exercise of the LTWs. The holders of the LTWs would not be entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

ADJUSTED LITIGATION RECOVERY

  The "Adjusted Litigation Recovery" will equal 85% of the amount obtained from the following equation: (a) the aggregate amount (the "Payment") of any cash payment and the Fair Market Value of any property actually received by the Bank pursuant to a final, nonappealable judgment in or final settlement of the Litigation (including any post-judgment interest actually received by the Bank on any payment), minus (b) the sum of the following: (i) the aggregate expenses incurred previously and hereafter by the Bank in prosecuting the Litigation and obtaining the Payment, (ii) the aggregate expenses incurred by the Company in connection with the creation, issuance and trading of the LTWs, including, without limitation, legal, financial advisory and accounting fees and the fees and expenses of the Warrant Agent and (iii) an amount equal to the net Payment (the Payment less the expenses described in the preceding clauses (i) and (ii)) multiplied by the highest, combined statutory rate of federal, state and local income taxes applicable to the Company during the tax year in which the full Payment is received (currently approximately 42%). The expenses contemplated by clauses (i) and (ii) of the immediately preceding sentence will include, without limitation, the costs and expenses contemplated by the Litigation Management Agreement (as defined herein). The Company's determination of the amounts to be deducted from the Payment and the amount of the Adjusted Litigation Recovery will be final, conclusive and binding on the LTW Holders.

DETERMINATION OF THE NUMBER OF WARRANT SHARES

  At such time, if any, as the Company receives the Payment, the Company shall determine the Adjusted Market Value of a share of Common Stock on the 30th calendar day prior to the date on which the Bank receives the total amount of the Payment (the "Determination Date"). The "Adjusted Market Value" of a share of Common Stock on the Determination Date will equal the average of the daily Closing Prices (as defined below) for the thirty consecutive Trading Days ending on and including the Determination Date, minus $1.00; provided that if the context in which this defined term is used is with respect to securities other than shares of Common Stock, then "Adjusted Market Value" means the average daily Closing Prices of a unit of such securities for the thirty consecutive Trading Days ending on and including the Determination Date, minus $1.00; and provided further that if the context in which this defined term is used is with respect to property other than securities, then "Adjusted Market Value" means the Fair Market Value of the amount of such property distributable in respect of one share of Common Stock. The term "Closing Price" on any day shall mean the closing sale price regular way (with any relevant due bills attached) on such day, or in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way (with any relevant due bills attached), in each case on the NYSE Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges), or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during the five consecutive Trading Days ending on and including the Determination Date), or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices regular way (with any relevant due bills attached) of the Common Stock on the over-the-counter market on the day in question as reported by Nasdaq, or a similar generally accepted reporting service, or if not so available as determined in good faith by the Board of Directors, on the basis of such relevant factors as it in good faith considers appropriate. The term "Trading Day" shall mean a day on which the NYSE or Nasdaq (or any of their successors) is open for the transaction of business. The aggregate number of Warrant Shares will equal the Adjusted Litigation Recovery divided by the Adjusted Market Value of the a share of Common Stock on the Determination Date. Each LTW will be exercisable for the number of shares of Common Stock (or other securities or property as described above) having an Adjusted Market Value equal to the Adjusted Litigation Recovery divided by the number of LTWs issued or reserved for issuance on the Distribution Record Date, currently estimated to be approximately 85,700,000.

EXERCISE OF THE LTWS

  Subject to the procedures established by the Company and described herein, the LTW Holders will be entitled to exercise their LTWs only upon the occurrence of all of the following: (a) receipt by the Company of the full Payment, (b) calculation by the Company of the full amount of the Adjusted Litigation Recovery and (c) receipt by the Company of all regulatory approvals necessary to issue the Warrant Shares, including the effectiveness of a registration statement relating to the issuance of such shares under the Securities Act. The occurrence of the events described in clauses (a) through
(c) is referred to herein as the "Triggering Event." If the Payment is payable by the Government in installments, the Triggering Event will not occur until the Bank receives the last installment of the Payment.

  Holders of LTWs will not be entitled to any interest or additional shares of Common Stock from the Company for the period of time between the date on which the Bank receives any Payment in connection with the Litigation and the date on which the LTWs become exercisable.

  If the Triggering Event occurs, the Company will publicly announce (not more than 15 calendar days after the occurrence thereof) by means of a press release and by written notice mailed to each record holder of LTWs (i) that the Triggering Event has occurred, (ii) the aggregate number of shares for which the LTWs are exercisable, (iii) the number of shares of Common Stock for which one LTW is exercisable, (iv) the Exercise Price per LTW, (v) the manner in which the LTWs are exercisable and (vi) the date on which the LTWs will no longer be exercisable. The LTWs may be exercised prior to the Expiration Date by surrendering to the Company the certificates representing the LTWs (the "LTW Certificates"), with the accompanying form of election to purchase, properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price may be made in the form of a certified or official bank check or personal check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Upon surrender of the LTW Certificate and payment of the Exercise Price, the Warrant Agent will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole Warrant Share or other securities or property to which such holder is entitled under the LTWs and Warrant Agreement, including, without limitation, any cash payable to adjust for fractional interests in Warrant Shares issuable upon such exercise. If less than all of the LTWs evidenced by an LTW Certificate are exercised, a new LTW Certificate will be issued for the remaining number of LTWs.

  No fractional Warrant Share will be issued upon exercise of the LTWs. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the foregoing provision, be issuable upon the exercise of any LTWs (or specified portion thereof), the LTW Holder will receive an amount in cash equal to the sum of the Adjusted Market Value per Warrant Share and $1.00 multiplied by such fraction, computed to the nearest whole cent.

  LTW Certificates will be issued in global form or registered form as definitive certificates and no service charge will be made for registration of transfer or exchange upon surrender of any LTW Certificate at the office of the Warrant Agent maintained for that purpose. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of LTW Certificates.

ADJUSTMENTS

  In case of certain reclassifications, redesignations, reorganizations or changes in the outstanding shares of Common Stock or consolidations or mergers of the Company or the sale of all or substantially all of the assets of the Company, each LTW shall thereafter be exercisable of the right to receive the kind of shares of stock or other securities or property into which the Common Stock was converted or for which the Common Stock was exchanged or which was distributed to the holders of the Common Stock in such transaction or event, such that each LTW may be exercised for a number of shares of such stock or either securities or an amount of property equal to the Adjusted Litigation Recovery divided by the number of LTWs issued or reserved for issuance on the Distribution Record Date (currently estimated to be approximately 85,700,000) divided by the Adjusted Market Value of the shares of capital stock or other securities or property for or into which one share of Common Stock was exchanged or converted into as a result of such event. For example, if the Company were to be acquired for securities and, upon the occurrence of the Triggering Event, the Adjusted Market Value of the number of securities that one share of Common Stock was converted into was $30, the number of LTWs issued or reserved for issuance on the Distribution Record Date was 85,700,000 and the Adjusted Litigation Recovery was $500 million, then, upon exercise of an LTW and the payment of the Exercise Price of $0.1945, the holder of such LTW would receive $6.0288 in such securities.

RIGHTS OF LTW HOLDERS

  The Bank will retain sole and exclusive control of the Litigation and will retain 100% of the proceeds of any recovery from the litigation. The Litigation will remain an asset of the Bank and the Bank intends to pursue the Litigation with the same vigor as it has in the past. The Bank reserves the right, however, to terminate the Litigation in any manner it deems appropriate to serve the Bank's best interest. The LTW Holders will not have any rights against the Company or the Bank for any decision regarding the conduct of the Litigation or disposition of the Litigation for an amount less than the amount it has claimed in damages in the ongoing trial in the Claims Courts, regardless of the effect on the value of the LTWs. Although the Bank currently intends to continue prosecuting the Litigation and to seek a cash recovery in the amount claimed, there can be no assurance that the Bank will not make a different determination in the future. In connection with consummation of the Cal Fed Merger, it is expected that the Litigation will be pursued as contemplated by the Litigation Management Agreement, which is included in the LTW Proxy and is an exhibit to the Cal Fed Merger 8-K (the "Litigation Management Agreement").

  All rights of action in respect of the LTWs will be vested in the respective registered LTW Holders; provided, however, that no registered LTW Holder will have the right to enforce, institute or maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the LTWs, unless (a) such registered LTW Holder has previously given written notice to the Company of the substance of such dispute, and registered LTW Holders of at least 25% in interest of the issued and outstanding LTWs have given written notice to the Company of their support for the institution of such proceedings to resolve such dispute, (b) written notice of the substance of such dispute and of the support for the institution of such proceeding by such holders has been provided by the Company to the Warrant Agent, and (c) the Warrant Agent has not instituted appropriate proceedings with respect to such dispute within 30 days following the date of such written notice to the Warrant Agent, it being understood and intended that no one or more registered LTW Holders will have the right in any manner whatsoever to affect, disturb or prejudice the rights of any other registered LTW Holders, or to obtain or to seek to obtain priority or preference over any other LTW Holders or to enforce any rights of the LTW Holders, except in the manner described above for the equal and ratable benefit of all registered LTW Holders. Except as described above, no LTW Holder will have the right to enforce, institute or maintain any suit, action or proceedings to enforce, or otherwise act in respect of, the LTWs.

RESERVATION OF SHARES

  In the Warrant Agreement, the Company has covenanted and agreed that it will use its best efforts to cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or any shares of

Common Stock held in its treasury, such number of shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding LTWs. The Company's Certificate of Incorporation was recently amended to increase the number of shares of Common Stock that the Company is authorized to issue to 250,000,000, which the Company estimates (based on various assumptions) will be sufficient to permit the exercise in full of all LTWs expected to be outstanding. There can be no assurance, however, that this will be the case.

  If, upon the occurrence of the Triggering Event, the number of shares of Common Stock authorized but unissued plus the number of shares of Common Stock held in the Company's treasury is less than the number of shares of Common Stock necessary to permit the exercise of the LTWs in full (the number of shares of Common Stock comprising such deficiency being the "Number of Shortfall Shares"), then the Company will be required by the terms of the Warrant Agreement either (i) to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, commence a tender offer for an aggregate number of shares of Common Stock at least equal to the Number of Shortfall Shares or (ii) call a special meeting of Common Stockholders for the purpose of increasing the number of authorized shares of Common Stock in an amount at least equal to the Number of Shortfall Shares. In such an event, the Expiration Date of the LTWs will be automatically extended to 60 days after (a) the date on which the tender offer referred to in clause
(i) is successfully completed or (b) the effective date of the increase in the number of authorized shares of Common Stock referred to in clause (ii) above.

  The Warrant Agreement provides that shares of Common Stock issued upon exercise of the LTWs will, upon such issuance, be fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

AMENDMENT

  From time to time, the Company and the Warrant Agent, without the consent of the holders of the LTWs, may amend or supplement the Warrant Agreement for certain purposes, including, without limitation, curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has an adverse effect on the interests of the holders of the LTWs will require the written consent of the holders of a majority of the then outstanding LTWs. The consent of each holder of the LTWs affected will be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares (or other securities or property) purchasable upon exercise of LTWs would be decreased (other than pursuant to adjustments provided for in the Warrant Agreement).

REPORTS

  So long as any of the LTWs remain outstanding, the Company shall cause copies of its annual report to stockholders and all other documents which are provided to holders of its Common Stock generally to be filed with the Warrant Agent and mailed to the holder at their addresses appearing in the register of LTWs maintained by the Warrant Agent.

THE WARRANT AGENT

  ChaseMellon Shareholder Services, L.L.C. acts as warrant agent for the LTWs (the "Warrant Agent"). The Warrant Agent maintains books for registration and transfer of the LTWs. The Company and its affiliates may maintain banking relationships and obtain other services from the Warrant Agent and its affiliates in the ordinary course of their respective businesses.

                        RISK FACTORS REGARDING THE LTWS

  The LTWs involve a high degree of risk. Such risks include, among others, the risk of either no recovery in the Litigation or a recovery that is less than the expenses of the Litigation and the LTW issuance, in either of which cases the LTWs will expire without ever becoming exercisable; the possible lack of an active trading market for the LTWs; the possibility that even if an active trading market does develop, the prices at which the

LTWs trade may be highly volatile; possible limitations, due to the litigation process, on the Company's ability to make public disclosures regarding potentially material developments in the Litigation; the fact that the LTW Holders will have no right to control the Litigation; and the fact that the number of shares of Common Stock for which the LTWs may become exercisable, if any, will depend upon both the amount of the Adjusted Litigation Recovery as well as the Adjusted Market Value of the Company's Common Stock on the Determination Date (as defined herein), neither of which can be predicted prior to the occurrence of the Triggering Event.

                        DESCRIPTION OF THE COMMON STOCK

  Shares of Common Stock are entitled to share equally in the assets available for distribution upon liquidation, subject to any prior rights of the holders of any series of preferred stock then outstanding. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Company out of assets of the Company legally available for payment, subject to the superior rights of the holders of any series of preferred stock that may be issued. Because the Company is a holding company, the right of the Company to participate in any distribution of the assets of Glendale Federal or its other subsidiaries is subject to the prior claims of creditors of Glendale Federal and such other subsidiaries. There are various legal limitations on the extent to which the Bank may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Company. Each share of Common Stock is entitled to one vote, except as to the cumulation of votes in the election of directors. There are no preemptive or other rights to subscribe for any shares.

                                LEGAL OPINIONS

  The legality of the Common Stock issuable upon exercise of the LTWs has been passed upon for the Company by Mayer, Brown & Platt, Los Angeles, California.

                                    EXPERTS

  The consolidated financial statements of Golden State Bancorp Inc. and subsidiaries (formerly Glendale Federal Bank, Federal Savings Bank) as of June 30, 1997 and 1996, and for each of the years in the three year period ended June 30, 1997, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The estimated amounts of the expenses of and related to the offerings are as follows:

   Registration Fee-Securities and Exchange Commission................. $ 4,317
   Printing and engraving expenses.....................................      *
   Auditing and accounting fees and expenses...........................      *
   Legal fees and expenses.............................................  20,000
   Blue Sky fees and expenses..........................................      *
   Stock exchange listing fees and expenses............................      *
   Transfer agent fees and expenses....................................      *
   Miscellaneous.......................................................      *
                                                                        -------
     Total............................................................. $    *
                                                                        =======

--------
* To be supplied by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article FOURTEENTH of the Golden State Certificate of Incorporation and
Article XII of the Golden State Bylaws provide for indemnification of the officers and directors of Golden State to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law provides, in relevant part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in right of the corporation, provided such person acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                                 EXHIBIT INDEX

   2.1 Agreement and Plan of Reorganization, dated as of February 4, 1998, by and among Golden State Bancorp Inc., Golden State Financial Corporation,
       First Nationwide (Parent) Holdings Inc., First Nationwide Holdings Inc.,
       First Gibraltar Holdings Inc. and Hunter's Glen/Ford, Ltd. (incorporated by reference to the Current Report on Form 8-K of the Registrant dated
       February 4, 1998).
   2.2 Agreement and Plan of Reorganization, dated May 28, 1997, by and among
       Golden State Bancorp Inc., Glendale Federal Bank, Federal Savings Bank and Glendale Interim Federal Savings Bank, a federal savings bank
       (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-3 of the Registrant, Commission File No. 333-28037).
   2.3 Agreement and Plan of Merger, dated as of November 30, 1997, by and between Golden State Bancorp Inc. and RedFed Bancorp Inc. (incorporated by reference to the Current Report on Form 8-K of the Registrant dated
       November 30, 1997).

   4.1  Certificate of Designations of the Registrant's Noncumulative
        Convertible Preferred Stock, Series A (to be filed by amendment).
   4.2  Warrant Agreement, dated as of February 23, 1993, between the Glendale
        Federal Bank, Federal Savings Bank and Chemical Trust Company of
        California (to be filed by amendment).
   4.3  Amendment No. 1 to Warrant Agreement, dated as of July 24, 1997, by and among Glendale Federal Bank, Federal Savings Bank, ChaseMellon
        Shareholder Services, L.L.C. and Golden State Bancorp Inc. (to be filed by amendment).
   4.4  Warrant Agreement, dated as of August 15, 1993, between Glendale
        Federal Bank, Federal Savings Bank, and Chemical Trust Company of
        California (to be filed by amendment).
   4.5  Amendment No. 1 to Warrant Agreement, dated as of July 24, 1997, by and among Glendale Federal Bank, Federal Savings Bank, ChaseMellon
        Shareholder Services, L.L.C. and Golden State Bancorp. Inc. (to be
        filed by amendment).
   4.6  Form of Warrant Agreement, dated as of         , 1998, between the
        Registrant and ChaseMellon Shareholder Services, L.L.C., pertaining to the Litigation Tracking Warrants.
   5.1  Opinion of Mayer, Brown & Platt (re legality of securities being registered).
   10.1 Stock Option Agreement, dated as of February 4, 1998, between Golden
        State Bancorp Inc. and First Nationwide (Parent) Holdings Inc.
        (incorporated by reference to the Current Report on Form 8-K of the
        Registrant dated February 4, 1998).
   10.2 Litigation Management Agreement, dated as of February 4, 1998, by and among Golden State Bancorp Inc., Glendale Federal Bank, Federal Savings
        Bank, California Federal Bank, A Federal Savings Bank, Stephen J.
        Trafton and Richard A. Fink (incorporated by reference to the Current
        Report on Form 8-K of the Registrant dated February 4, 1998).
   23.2 Consent of Mayer, Brown & Platt (included in Exhibit 5.1).
   23.3 Consent of KPMG Peat Marwick LLP.
   24.1 Powers of Attorney (included on the signature pages hereto).
   99.1 Annual Report on Form 10-K for the year ended June 30, 1997 of Glendale
        Federal Bank, Federal Savings Bank (incorporated by reference to
        Exhibit 99B to the Current Report on Form 8-K of the Registrant dated
        September 26, 1997).
   99.2 Proxy Statement on Schedule 14A, dated June 24, 1997, of Glendale
        Federal Bank, Federal Savings Bank (incorporated by reference to
        Exhibit 99.6 to the Registration Statement on Form S-3 of the
        Registrant. Commission File No. 333-28037).

ITEM 17. UNDERTAKINGS

  (a)The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, post-effective amendment to this Registration Statement;

      (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (See Item 15), or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on February 27, 1998.

                                             GOLDEN STATE BANCORP INC.

                                             By: /s/ Stephen J. Trafton
                                                ------------------------------
                                             Name:  Stephen J. Trafton
                                             Title: Chairman of the Board,
                                                    Chief Executive Officer,
                                                    President and Director

                               POWER OF ATTORNEY

  We, the undersigned officers and directors of Golden State Bancorp Inc., hereby severally constitute and appoint Stephen J. Trafton, Richard A. Fink, James R. Eller, Jr., and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and any subsequent registration statement filed by Golden State Bancorp Inc. pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

      SIGNATURE                     TITLE                    DATE
      ---------                     -----                    ----
/s/ Stephen J. Trafton  Chairman of the Board,         February 27, 1998
-----------------------  Chief Executive Officer,
  STEPHEN J. TRAFTON     President and Director
                         [principal executive officer]


/s/ John E. Haynes      Chief Financial Officer        February 27, 1998
-----------------------  [principal financial
    JOHN E. HAYNES       and accounting officer]


/s/ Diane C. Creel      Director                       February 27, 1998
-----------------------
    DIANE C. CREEL

/s/ Brian P. Dempsey    Director                       February 27, 1998
-----------------------
   BRIAN P. DEMPSEY


      SIGNATURE                   TITLE                  DATE
      ---------                   -----                  ----
/s/ Richard A. Fink     Vice Chairman and Director February 27, 1998
-----------------------
    RICHARD A. FINK

/s/ John F. King        Director                   February 27, 1998
-----------------------
     JOHN F. KING

/s/ John F. Kooken      Director                   February 27, 1998
-----------------------
    JOHN F. KOOKEN

/s/ Paul J. Orfalea     Director                   February 27, 1998
-----------------------
    PAUL J. ORFALEA

/s/ Thomas S. Sayles    Director                   February 27, 1998
-----------------------
    THOMAS S. SAYLES

/s/ Cora M. Tellez      Director                   February 27, 1998
-----------------------
    CORA M. TELLEZ

/s/ Gilbert R. Vasquez  Director                   February 27, 1998
-----------------------
    GILBERT R. VASQUEZ

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                           DOCUMENT DESCRIPTION
 -------                          --------------------
  2.1    Agreement and Plan of Reorganization, dated as of February 4, 1998, by and among Golden State Bancorp Inc., Golden State Financial
         Corporation, First Nationwide (Parent) Holdings Inc., First Nationwide
         Holdings, Inc., First Gibraltar Holdings Inc. and Hunter's Glen/Ford,
         Ltd. (incorporated by reference to the Current Report on Form 8-K of the Registrant dated February 4, 1998).
  2.2    Agreement and Plan of Reorganization, dated May 28, 1997, by and among
         Golden State Bancorp Inc., Glendale Federal Bank, Federal Savings Bank
         and Glendale Interim Federal Savings Bank, a federal savings bank
         (incorporated by reference to Exhibit 2.1 to the Registration
         Statement on Form S-3 of the Registrant, Commission File No. 333-
         28037).
  2.3    Agreement and Plan of Merger, dated as of November 30, 1997, by and between Golden State Bancorp Inc. and RedFed Bancorp Inc.
         (incorporated by reference to the Current Report on Form 8-K of the
         Registrant dated November 30, 1997).
  4.1    Certificate of Designations of the Registrant's Noncumulative
         Convertible Preferred Stock, Series A (to be filed by amendment).
  4.2    Warrant Agreement, dated as of February 23, 1993, between the Glendale
         Federal Bank, Federal Savings Bank and Chemical Trust Company of
         California (to be filed by amendment).
  4.3    Amendment No. 1 to Warrant Agreement, dated as of July 24, 1997, by and among Glendale Federal Bank, Federal Savings Bank, ChaseMellon
         Shareholder Services, L.L.C. and Golden State Bancorp Inc. (to be
         filed by amendment).
  4.4    Warrant Agreement, dated as of August 15, 1993, between Glendale
         Federal Bank, Federal Savings Bank, and Chemical Trust Company of
         California (to be filed by amendment).
  4.5    Amendment No. 1 to Warrant Agreement, dated as of July 24, 1997, by and among Glendale Federal Bank, Federal Savings Bank, ChaseMellon
         Shareholder Services, L.L.C. and Golden State Bancorp Inc. (to be
         filed by amendment).
  4.6    Form of Warrant Agreement, dated as of          , 1998, between the
         Registrant and ChaseMellon Shareholder Services, L.L.C., pertaining to the Litigation Tracking Warrants.
  5.1    Opinion and consent of Mayer, Brown & Platt (re legality of the securities being registered).
 10.1    Stock Option Agreement, dated as of February 4, 1998, between Golden
         State Bancorp Inc. and First Nationwide (Parent) Holdings Inc.
         (incorporated by reference to the Current Report on Form 8-K of the
         Registrant dated February 4, 1998).
 10.2    Litigation Management Agreement, dated as of February 4, 1998, by and among Golden State Bancorp Inc., Glendale Federal Bank, Federal
         Savings Bank, California Federal Bank, A Federal Savings Bank, Stephen
         J. Trafton and Richard A. Fink (incorporated by reference to the
         Current Report on Form 8-K of the Registrant dated February 4, 1998).
 23.2    Consent of Mayer, Brown & Platt (included in Exhibit 5.1).
 23.3    Consent of KPMG Peat Marwick LLP.
 24.1    Powers of Attorney (included on the signature pages hereto).
 99.1    Annual Report on Form 10-K for the year ended June 30, 1997 of
         Glendale Federal Bank, Federal Savings Bank (incorporated by reference to Exhibit 99B to the Current Report on Form 8-K of the Registrant
         dated September 26, 1997).
 99.2    Proxy Statement on Schedule 14A, dated June 24, 1997, of Glendale
         Federal Bank, Federal Savings Bank (incorporated by reference to
         Exhibit 99.6 to the Registration Statement on Form S-3 of the
         Registrant, Commission File No. 333-28037).